UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SOLERA NATIONAL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware	02-0774841
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

319 South Sheridan Blvd. Lakewood, CO	80226
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
None

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☒

Securities Act registration statement file number to which this Form relates: 333-145861

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share
(Title of Class)

Initial Shareholders’ Common Stock Warrants
(Title of Class)

ITEM 1.    Description of Registrant’s Securities To Be Registered.

Solera National Bancorp, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, par value $0.01 per share and the initial shareholder common stock warrants, to be registered hereunder set forth under the heading “Description of Common Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form SB-2 (File No. 333-145861) declared effective September 11, 2007, which acted as a post-effective amendment to an earlier Registration Statement on Form SB-2 (File No. 333-138042) declared effective on March 7, 2007, as thereafter amended and supplemented.

ITEM 2.    Exhibits.

Exhibit No.	Description

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 (No. 333-138042) filed on October 17, 2006).
3.2	Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 (No. 333-145861) filed on September 4, 2007).
3.3	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 (No. 333-138042) filed on October 17, 2006).
4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form SB-2 (No. 333-138042) filed on October 17, 2006).
4.2

Form of Solera National Bancorp, Inc. Shareholders’ Warrant Agreement (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form SB-2 (No. 333-138042) filed on October 17, 2006).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SOLERA NATIONAL BANCORP, INC.

Dated April 21, 2008	By:	/s/ Paul M. Ferguson
Paul M. Ferguson
President and Principal Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 (No. 333-138042) filed on October 17, 2006).
3.2	Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 (No. 333-145861) filed on September 4, 2007).
3.3	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 (No. 333-138042) filed on October 17, 2006).
4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form SB-2 (No. 333-138042) filed on October 17, 2006).
4.2

Form of Solera National Bancorp, Inc. Shareholders’ Warrant Agreement (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form SB-2 (No. 333-138042) filed on October 17, 2006).